UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SOCKET MOBILE, INC.
(Name of Registrant as Specified in its Charter)

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This document is being refiled solely for the purpose of correcting an error in the EDGAR file type. Previously it was incorrectly filed under form type DEFC14A (File No. 001-13810). It is now being filed under file type DEF14A.

SOCKET MOBILE, INC.

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 4, 2025

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Socket Mobile, Inc., a Delaware corporation (the "Company"), to be held Wednesday, June 4, 2025, at 10:30 AM PDT, in a virtual meeting format. To obtain the meeting link, stockholders should send an email request to the Company’s Chief Financial Officer, Lynn Zhao at lynn@socketmobile.com. The request must include the control number from your proxy voting card. The purposes of the meeting are as follows:

(1)       To elect the six director nominees named in the accompanying Proxy Statement, each to serve for a term of one year and until their respective successors are elected.

(2)       To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described in the accompanying Proxy Statement.

(3) To ratify the appointment of Sadler, Gibb & Associates, LLC as independent registered public accountants of the Company for the fiscal year ending December 31, 2025.

(4)       To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on April 4, 2025, are entitled to notice and to vote at the meeting. All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible following the instructions on your proxy ballot.

Sincerely,

Kevin. Mills

President and Chief Executive Officer

Fremont, California

April 16, 2025

YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD
AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE, OR VOTE BY PHONE OR BY INTERNET WHERE AVAILABLE.

This Proxy is solicited on behalf of the Board of Directors of Socket Mobile, Inc.

2025 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of SOCKET MOBILE, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and appoints Kevin Mills and Lynn Zhao, and each of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2025 Annual Meeting of Stockholders of SOCKET MOBILE, INC. to be held on Wednesday, June 4, 2025 at 10:30 a.m. Pacific Time, in a virtual meeting format (To obtain the meeting link, stockholders should send an email request to the Company’s Chief Financial Officer, Lynn Zhao at lynn@socketmobile.com. The request must include the control number from their proxy voting card), and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, on the matters set forth below:

1.	ELECTION OF SIX DIRECTORS.

 [_] FOR all nominees listed [_] Withhold Authority to vote for ALL Nominees Listed

Nominees: Charlie Bass; Kevin Mills; Bill Parnell; Ivan Lazarev; Lynn Zhao; Felix Marx

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Charlie Bass; Kevin Mills; Bill Parnell; Ivan Lazarev; Lynn Zhao; Felix Marx

2.	APPROVAL OF EXECUTIVE COMPENSATION POLICIES AND PRACTICES (“SAY-ON-PAY”)

[_] FOR [_] AGAINST [_] ABSTAIN

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF SADLER, GIBB & ASSOCIATES, LLC AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

[_] FOR [_] AGAINST [_] ABSTAIN

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF EXECUTIVE COMPENSATION POLICIES AND PRACTICES, AND FOR THE RATIFICATION OF SADLER, GIBB & ASSOCIATES, LLC AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

, 2025
Signature	Signature	Date

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

SOCKET MOBILE, INC.

PROXY STATEMENT FOR

2025 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Socket Mobile, Inc. (the "Company"), for use at the 2025 Annual Meeting of Stockholders to be held Wednesday, June 4, 2025, at 10:30 AM PDT, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of 2025 Annual Meeting of Stockholders. The 2025 Annual Meeting will be held in a virtual meeting format. To obtain the meeting passcode, stockholders need to send an email request to the Company’s Chief Financial Officer, Lynn Zhao at lynn@socketmobile.com. The request must include the control number from the stockholder’s proxy card.

On or about April 25, 2025, we will begin sending the Notice of 2025 Annual Meeting of Stockholders, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), and a proxy card to all stockholders entitled to vote at the 2025 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The proxy materials are available at https://www.socketmobile.com/about-us/investor-relations/stockholder-meeting-information Stockholders may access the Notice of 2025 Annual Meeting, this Proxy Statement, our Annual Report and form of proxy card at this site to read, download the documents, and/or request a copy by email. Printed copies may also be requested by email at proxymaterials@socketmobile.com or by telephone at 800-865-9384.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

Holders of record of our Common Stock at the close of business on April 4, 2025 (the "Record Date") are entitled to notice of and to vote at the 2025 Annual Meeting. At the Record Date, 7,952,988 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote. The Company also has 1,140,202 shares subject to unvested restricted stock awards, and each share of the restricted stock award is entitled to one vote. The Company has no other class of voting securities outstanding and entitled to be voted at the meeting.

The persons known by the Company to beneficially own more than five percent of the Company's Common Stock as of the Record Date were Charlie Bass, Chairman of the Company’s Board of Directors, Kevin Mills, the Company’s President and Chief Executive Officer, and Enrico Mills, the adult son of Kevin Mills, serves as General Manager of Applications. Please see the section entitled "Security Ownership of Certain Beneficial Owners and Management" for more information on these holdings.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the 2025 Annual Meeting and voting at the meeting. If voting at the meeting, confirmation of revocation or non-submission of your proxy should be obtained prior to the meeting from the organization where the proxy was originally filed.

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VOTING AND SOLICITATION

Generally, each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on by the stockholders. If, however, any stockholder at the 2025 Annual Meeting gives notice of his or her intention to cumulate votes with respect to the election of directors (Proposal One), then each stockholder may cumulate such stockholder votes for the election of directors and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock that such stockholder is entitled to vote, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate votes. On all other matters, stockholders may not cumulate votes.

The Company will pay the entire cost of soliciting proxies, including the preparation, assembly, printing, mailing and distribution of the proxy materials. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, email, or facsimile.

QUORUM; VOTE REQUIRED; ABSTENTIONS; BROKER NON-VOTES

The presence at the 2025 Annual Meeting, online or by proxy, of the holders of a majority in voting power of the Common Stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business.

If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the 2025 Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum. A broker non-vote occurs when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares.

Proposal One.  Election of Directors. Directors are elected by a plurality of the votes of the shares present online or represented by proxy at the meeting and entitled to vote on the election of directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director. If a quorum is present at the meeting, the six nominees receiving the highest number of votes will be elected to the Board of Directors. As a result, any shares not voted “for” a particular nominee (whether as a result of “withhold” votes or broker non-votes) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

Proposal Two. Vote on Named Executive Officer Compensation (“Say on Pay”). Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers described in this Proxy Statement requires the affirmative vote of a majority of the shares present online or represented by proxy at the meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions represent shares present and entitled to vote and thus, will have the same effect as votes “against” this proposal. Because your vote is advisory, it will not be binding on the Company or the Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

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Proposal Three. Auditor Ratification. Approval of the ratification of the appointment of Sadler, Gibb & Associates, LLC, as the Company's independent registered public accountants for the fiscal year ending December 31, 2025, requires the affirmative vote of a majority of the shares present online or represented by proxy at the meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions represent shares present and entitled to vote and thus, will have the same effect as votes “against” this proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s annual meetings of stockholders by submitting their proposals in writing to the Company’s Secretary in a timely manner. The Company currently intends to hold its 2026 Annual Meeting of Stockholders in May 2026 and to provide proxy statements relating to such meeting in April 2026. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders, the Company’s Secretary must receive the written proposal at the Company’s principal executive offices not later than December 2, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Socket Mobile, Inc., 40675 Encyclopedia Cir., Fremont, CA 94538, Attention: Secretary.

The Company’s bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in the Company’s proxy statement for that meeting. Under the Company's bylaws, a written notice of any stockholder nomination to the board or proposal of business must be delivered to or mailed and received by the Secretary of the Company not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than one-hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting is mailed or such public disclosure is made. To be in proper form, a stockholder's notice to the Secretary shall set forth: (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed; (ii) representations that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, as applicable, that such stockholder intends to appear by proxy at the meeting to nominate the person or persons specified in the notice or propose such business; (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and (v) if applicable, the consent of each nominee to serve as director of the Company if so elected. The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure. Stockholders can obtain a copy of the Company's bylaws from the Company upon request. The Company's bylaws are also on file with the Securities and Exchange Commission.

To be timely for the Company’s 2026 Annual Meeting of Stockholders, a stockholder must deliver written notice by February 15, 2026.

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In addition, to comply with Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees (other than the Company’s nominees) at the Company’s 2026 Annual Meeting of Stockholders must provide notice to the Company’s Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026, except that, if the Company holds its 2026 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary of the date of the 2025 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the Company’s 2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of such meeting is first made.

Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws as described above.

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PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors (the “Board”) currently consists of the following members: Charlie Bass, Kevin Mills, Bill Parnell, Ivan Lazarev, Lynn Zhao, and Alexis Hartmann. All members of the Board except for Alexis Hartmann were elected at the 2024 Annual Meeting of Shareholders. The Board has nominated the current directors for re-election at the 2025 Annual Meeting, with the exception of Alexis Hartmann, who has decided not to stand for re-election. Additionally, the Board has nominated Felix Marx for election to the Board at the 2025 Annual Meeting.

The proxy holders will vote to elect as directors the six nominees named below unless a proxy card is marked otherwise. If a person other than a management nominee is nominated at the 2025 Annual Meeting, the holders of the proxies may choose to cumulate their votes and allocate them among such nominees of management as the proxy holders shall determine in their discretion to elect as many nominees of management as possible. The six candidates receiving the highest number of votes will be elected. In the event any nominee is unavailable for election, which is not currently anticipated, the proxy holders may vote in accordance with their judgment for the election of substitute nominees designated by the Board of Directors.

Six directors will be elected for one-year terms expiring at the 2026 Annual Meeting of Stockholders, subject to the election and qualification of their successors or their earlier death, resignation, or removal. Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes, and skills considered in connection with the nomination of each director nominee, all of which the Board believes provide the Company with the perspective and judgment needed to guide, monitor, and execute its strategies. Information on committee assignments reflects current assignments to be reviewed at the first meeting of the Board following the election. Information on age is as of the record date of April 4, 2025. There are no family relationships among any of our directors, director nominees or executive officers.

Name of Nominee (4)	Age	Position(s) Currently Held With the Company	Director Since
Charlie Bass (1)(2)	83	Chairman of the Board	1992
Kevin Mills	64	President, Chief Executive Officer, and Management Director	2000
Bill Parnell (1)(2)(3)	69	Independent Director	2017
Ivan Lazarev (1) (2)(3)	67	Independent Director	2019
Lynn Zhao	56	VP Finance & Administration, CFO, Secretary, and Management Director	2019
Felix Marx	58	Independent Director	2025

(1) Member of the Audit Committee.

(2) Member of the Nominating Committee.

(3) Member of the Compensation Committee.

(4) Committee assignments will be reviewed at the first meeting of the Board following the election.

Charlie Bass co-founded the Company in March 1992 and has been the Chairman of the Board of Directors from such time to the present. Dr. Bass served as the Company's Chief Executive Officer from April 1997 to March 2000. Dr. Bass has served as the Trustee of The Bass Trust since April 1988. Dr. Bass holds a Ph.D. in electrical engineering from the University of Hawaii.

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Kevin Mills was appointed the Company's President, Chief Executive Officer and a director of the Company in March 2000. He served as the Company's Chief Operating Officer from September 1998 to March 2000. Mr. Mills joined the Company in September 1993 as Vice President of Operations and has also served as our Vice President of Engineering. Prior to joining the Company, Mr. Mills worked from September 1987 to August 1993 at Logitech, Inc., a computer peripherals company, serving most recently as its Director of Operations. He holds a B.E. in Electronic Engineering with honors from the University of Limerick, Ireland.

Bill Parnell has been a director of the Company since June 2017. Mr. Parnell was President and CEO of Datalogic ADC from January 2012 thru July 2015 and President and CEO of its predecessors: 1) Datalogic Scanning from March 2006 through December 2011 (initially known as PSC, Inc. and later including the related operations of Datalogic) and 2) Datalogic Mobile from January 2011 thru December 2011. Datalogic is a supplier of Automatic Data Capture and Industrial Automation products for the retail, manufacturing, transportation and logistics, and healthcare industries. Mr. Parnell holds an MBA from the University of Washington and a Bachelor of Science Degree in Physics from Utah State University.

Ivan Lazarev has been a director of the Company since October 2019. Mr. Lazarev is the owner of GCC, LLC, an investment and technology consulting company. Prior to GCC, Mr. Lazarev was the Group Head of Experiential Solutions at Aventri and he led Aventri’s global strategy around onsite services and technology while managing the team members who worked on onsite services for client events from late 2018 through 2020. Mr. Lazarev co-founded ITN International in 1999 and served as its chief executive officer from 1999 through 2018 when ITN International was acquired by Aventri. ITN International introduced the first web and contactless NFC smart card registration and information management system – the BCARD System. Prior to ITN International, Mr. Lazarev served as Vice President of eExpo for 5 years, where he was instrumental in the company’s decision to invest in internet technology, earning eExpo the reputation as a technological leader in the U.S. event industry. Mr. Lazarev holds a master’s degree in mechanical engineering from Arts & Métiers in Paris, France and an MBA in International Business from the University of South Carolina.

Lynn Zhao has been a director of the Company and has served as a VP Finance and Administration and CFO since May 2019. She had previously served as the Company’s Controller since January 2015 and was appointed Vice President and Controller in September 2017. She has served as a member of the Company’s Executive Leadership team since her appointment as VP and Controller. Ms. Zhao previously served as general accounting manager from December 2000 through January 2015. Ms. Zhao holds an MBA degree from San Jose State University and a Bachelor of Science degree in Chemistry from Xiamen University in China.

Felix Marx has over 20 years of global leadership experience in identity management, financial services, and telecommunications. Most recently, he served as Executive Vice President and CEO of Trūata, a privacy-enhancing data analytics company, where he was instrumental in advancing consumer data rights under the European General Data Protection Regulation (GDPR). He also served as a member of Trūata’s Board of Directors. Prior to Trūata, Mr. Marx held several executive roles at Mastercard, including Executive Vice President, Services, Asia Pacific, where he led the go-to-market strategy and regional growth across all service products. He was also CEO of Pinpoint, a Mastercard-acquired company, and previously served as CEO and President of C-Sam, Inc. and Identive Group. Earlier in his career, Mr. Marx held general management positions at NXP Semiconductors, Philips Semiconductors, Global One Telecommunications, and Ericsson. He also played a founding role in the NFC Forum and served as a board member for multiple technology companies. Mr. Marx holds a degree in electrical engineering from the Technical Academy in Vienna, a postgraduate degree in Business Administration from the University of Commerce in Vienna, and a Master of Advanced Studies in Knowledge Management from Danube University in Austria.

BOARD MEETINGS AND COMMITTEES

The Board of Directors has determined that all of the nominees, except Mr. Mills and Ms. Zhao, satisfy the definition of "independent director," as established by Nasdaq listing standards. The Board of Directors has an Audit Committee, a Nominating Committee, and a Compensation Committee. Each committee has adopted a written charter, all of which are available on the Company's website at https://www.socketmobile.com/about-us/investor-relations/corporate-governance. The Board of Directors has also determined that each member of the Audit Committee, the Nominating Committee, and the Compensation Committee satisfies the definition of "independent director," as established by Nasdaq listing standards.

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The Board of Directors held a total of five meetings during the year ended December 31, 2024. The independent directors met separately without management or management directors at all the Board meetings held during 2024. The Company strongly encourages members of the Board of Directors to attend all meetings, including meetings of committees on which they serve. During 2024, each director attended least seventy-five percent of the meetings of the Board of Directors and the Board committees on which he/she served.

The Audit Committee consists of Messrs. Bass (Chairman), Parnell, and Lazarev. The members of the Audit Committee each qualify as "independent" under the standards established by the Securities and Exchange Commission for members of audit committees. The Audit Committee also includes one member, Dr. Bass, who has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with Securities and Exchange Commission rules. Stockholders should understand that this designation is a disclosure required by the Securities and Exchange Commission relating to Dr. Bass' experience and understanding with respect to certain accounting and auditing matters. This designation does not impose upon Dr. Bass any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or Board of Directors.

The Audit Committee held four meetings during the year ended December 31, 2024. The Audit Committee is responsible for appointing, compensating, and overseeing actions taken by the Company's independent accountants, and reviews the Company's internal financial controls and financial statements. The Audit Committee also oversees management’s assessment and management of risks. Management and the independent accountants participated in all meetings of the Audit Committee. Portions of each Audit Committee meeting were held between the Audit Committee members and the independent accountants without the presence of management. The Committee reviewed the financial statements and the annual audit results, including the independent accountants’ assessment of the Company’s internal controls and procedures, and discussed with the independent accountants the matters denoted as required communications by Auditing Standard AS1301, Communications with Audit Committees. The meetings also included a discussion and review of auditor independence and a recommendation to the Board of Directors to approve the issuance of the financial statements for the year ended December 31, 2024. The report of the Audit Committee for the year ended December 31, 2024, is included in this Proxy Statement. The Audit Committee Charter is available on the Corporate Governance section of the Company’s website at https://www.socketmobile.com/about-us/investor-relations/corporate-governance.

The Nominating Committee Chairman is Dr. Bass who works with the other independent directors as a committee of the whole to consider and recommend nominations for the Board of Directors and facilitate the self-assessment of Board performance by the independent directors. The independent directors discussed nominations at the first regular board meeting of the year and Dr. Bass followed up with each candidate. The role of the Nominating Committee is to determine that all nominated directors are willing and able to serve as a director for the ensuing year and recommend their nomination. For 2026, the Nominating Committee will consider nominees recommended by security holders. Such nominations should be made in writing to the Company, attention Corporate Secretary, no later than November 15, 2025, in order to be considered for inclusion in next year’s proxy statement. The Nominating Committee Charter is available on the Corporate Governance section of the Company’s website at https://www.socketmobile.com/about-us/investor-relations/corporate-governance.

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The Compensation Committee consists of Messrs. Parnell (Chairman), Lazarev and Hartmann, with Mr. Hartmann not seeking re-election. The Compensation Committee is responsible for determining salaries, incentives, and other forms of compensation for directors and officers of the Company, approving stock options and restricted stock award grants, approving the Company's incentive compensation and benefit plans, and providing oversight of all matters affecting compensation including overseeing management’s assessment and management of compensation-related risks. The Compensation Committee Charter is available on the Corporate Governance section of the Company's website at https://www.socketmobile.com/about-us/investor-relations/corporate-governance.

COMPENSATION OF DIRECTORS

Regular meetings of the Board of Directors are scheduled once per quarter. Directors who are not employees of the Company receive $8,000 per regular meeting of the Board of Directors that they attend. Committee chairpersons receive an additional $2,000 per regular meeting to recognize the additional responsibilities and workload for the committee leadership positions. Non-employee directors are also entitled to participate in the Company's 2004 Equity Incentive Plan. Grants of equity to non-employee directors are made annually as compensation for Board service, committee service, and committee and Board leadership positions, generally at the time of the annual election of the Board of Directors. Additional grants may be awarded in recognition of services beyond normal board duties. See “Director Compensation” for information regarding restricted stock grants awarded in 2024.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

If a quorum is present at the Annual Meeting, the six nominees receiving the highest number of votes will be elected to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE COMPANY'S NOMINEES FOR DIRECTORS.

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PROPOSAL TWO

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Each year our stockholders have the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers (“NEO”). As described in “Compensation Discussion and Analysis” and elsewhere in this proxy statement, we seek to closely align the interests of our executive officers with the interests of our stockholders and to attract, motivate and retain our named executive officers who are critical to our success. Our Compensation Committee regularly reviews named executive officer compensation to ensure such compensation is consistent with our goals.

The base salaries paid to our named executive officers are compared to equivalent positions in similar-sized companies and geographic regions in similar fields of business reflected in regional compensation surveys. Base salaries for executives are generally targeted between the median and 75th percentile of compensation levels for equivalent positions in similar-sized companies and geographic regions in similar fields of business but may be set to higher or lower levels to recognize a particular executive’s role, responsibilities, skills, experience, and performance. Variable performance-based incentive compensation targets are set each year for named executive officers. Target awards for named executive officers are intended to motivate and reward executives to meet or exceed financial performance goals of revenue attainment and operating profitability measured annually based on individual performance goals, actual financial results for revenue and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), a common measure of operating performance, compared to an annual financial plan approved by the Board of Directors. Awards may only be paid for a portion of EBITDA profits earned in the measurement period.

Long-term incentive awards for our named executive officers consist of equity awards that are granted at the fair market value on the date of grant. Granted shares vest over a period of time, typically 4 years, through the stockholder-approved 2004 Equity Incentive Plan. The goal is to align the financial interests of the named executive officers with those of stockholders by providing significant incentives to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of each award based on the individual’s level of responsibility, recent performance, his or her potential for future responsibility and promotion, the number of unvested options held by the individual at the time of the new grant, and the size of the available stock award pool.

The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers, who are collectively referred to as our “named executive officers,” which is disclosed elsewhere in this proxy statement. The vote is advisory, which means that it is not binding on the Board of Directors, the Compensation Committee, or the Company in any way. However, the Compensation Committee will review the outcome of the vote and take it into consideration when considering future executive compensation policies and decisions.

We ask our stockholders to vote “FOR” the following resolution at the 2025 Annual Meeting:

RESOLVED, that the stockholders of Socket Mobile, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2025, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2025 Annual Meeting of Stockholders.

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VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

Approval of the compensation of the Company’s named executive officers as described in this Proxy Statement requires the affirmative vote of a majority of the shares present online or represented by proxy at the meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE FOREGOING RESOLUTION.

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PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Sadler, Gibb & Associates, LLC, independent registered public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2025, and recommends that stockholders vote for ratification of such appointment.

Sadler, Gibb & Associates, LLC has performed the audit of the financial statements of the Company since 2012.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS DURING FISCAL YEARS 2024 AND 2023

Audit Fees:

Audit fees billed to the Company by Sadler, Gibb & Associates, LLC for their audit of the Company’s 2024 and 2023 fiscal year financial statements totaled $104,467 and $99,000, respectively. Quarterly reviews of the Company's quarterly financial statements were $24,000 for fiscal 2024 and $23,100 for fiscal 2023. The Company was a non-accelerated filer for fiscal years 2024 and 2023, and an audit of the Company's internal controls on December 31, 2024, and 2023 was not required.

Audit-Related Fees:

Audit-related fees billed to the Company by Sadler Gibb & Associates, LLC during the Company’s 2024 and 2023 fiscal years were $0 and $2,500, respectively.

Tax Fees:

Fees billed to the Company by Sadler, Gibb & Associates, LLC for tax services during the Company’s 2024 and 2023 fiscal years were $10,030 and $7,650, respectively. Tax fees are for the preparation of the annual Federal and State tax returns for the previous year.

All Other Fees:

None

Approval Procedures:

The Audit Committee's policy is to pre-approve all audits and other permissible services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval process and the fees for the services performed through such date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All services performed by the independent accountants in fiscal 2024 and 2023 were preapproved by the Audit Committee. The Audit Committee has considered whether the provision of the services described in this section is compatible with maintaining the independence of the audit firm and determined that it is.

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VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

Ratification of the appointment of Sadler, Gibb & Associates, LLC as the Company's independent registered public accountants for the fiscal year ending December 31, 2025, requires the affirmative vote of a majority of the shares present online or represented by proxy at the meeting and entitled to vote thereon to be approved.

Stockholder ratification of the appointment of Sadler, Gibb & Associates, LLC as the Company's independent registered public accountants is not required by the Company's bylaws or other applicable legal requirements. However, the Audit Committee is submitting the appointment of Sadler, Gibb & Associates, LLC to the stockholders for ratification as a matter of common corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SADLER, GIBB & ASSOCIATES, LLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Company's Common Stock, as to (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group. Except as set forth below, the address of record for each of the individuals listed in this table is: c/o Socket Mobile, Inc., 40675 Encyclopedia Cir., Fremont, CA 94538.

We have determined beneficial ownership in accordance with SEC rules. The percentage of beneficial ownership is based on 7,952,988 shares of our Common Stock outstanding as of the Record Date. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of our Common Stock as to which such person or entity has the right to acquire within 60 days of the Record Date, through the exercise of any option or other right. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
5% Stockholders
Enrico Mills (2)	599,547	7.3%
Directors and Executive Officers
Charlie Bass (3)	3,607,381	36.2%
Kevin Mills (4)	711,465	8.4%
Bill Parnell (5)	235,379	2.9%
Lynn Zhao (6)	200,472	2.5%
Leonard L. Ott (7)	170,885	2.1%
David A. Holmes (8)	140,247	1.8%
Eric Glaenzer (9)	97,476	1.2%
Ivan Lazarev (10)	31,750	*
Alexis Hartmann	5,250	*
All Directors and Executive Officers as a group (9 persons) (11)	5,200,305	48.1%

*Less than 1%

(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable, and the information contained in the footnotes to this table.

(2)	Includes 286,389 shares of Common Stock held by Enrico Mills, (ii) 50,415 shares held in custodial accounts for his minor children, and (iii) up to 262,742 shares of Common Stock issuable to Enrico Mills upon conversion of a convertible subordinated secured promissory note.(3)

(3)	Includes 32,771 shares of Common Stock issuable pursuant to stock options that are exercisable within 60 days of the Record Date, and 1,982,959 shares of Common Stock issuable, at the noteholder’s discretion, upon conversion of convertible notes.

(4)	Includes 36,025 shares of Common Stock issuable pursuant to stock options that are exercisable within 60 days of the Record Date, and 492,996 shares of Common Stock issuable, at the noteholder’s discretion, upon conversion of convertible notes.

(5)	Includes 10,542 shares of Common Stock issuable pursuant to stock options that are exercisable within 60 days of the Record Date, and 179,722 shares of Common Stock issuable, at the noteholder’s discretion, upon conversion of convertible notes.

(6)	Includes 29,289 shares of Common Stock issuable pursuant to stock options that are exercisable within 60 days of the Record Date, and 17,123 shares of Common Stock issuable, at the noteholder’s discretion, upon conversion of convertible notes.

(7)	Includes 35,801 shares of Common Stock issuable pursuant to stock options that are exercisable within 60 days of the Record Date.

(8)	Includes 22,917 shares of Common Stock issuable pursuant to stock options that are exercisable within 60 days of the Record Date.

(9)	Includes 8,713 shares of Common Stock issuable pursuant to stock options that are exercisable within 60 days of the Record Date.

(10)	Includes 10,208 shares of Common Stock issuable pursuant to stock options that are exercisable within 60 days of the Record Date.

(11)	Includes 186,266 shares of Common Stock issuable pursuant to stock options that are exercisable within 60 days of the Record Date, and 2,672,800 shares of Common Stock issuable, at the noteholder’s discretion, upon conversion of convertible notes.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them. Based solely on a review of this information, the Company believes that during fiscal 2024 all of its executive officers and directors complied with their Section 16(a) filing requirements.

MANAGEMENT

The named executive officers of the Company are as follows. The information on age is as of the Record Date of April 4, 2025.

Name of Officer	Age	Position with the Company
Kevin Mills	64	President and Chief Executive Officer and Director
Lynn Zhao	56	Chief Financial Officer, Secretary and Director
Leonard L. Ott	66	Chief Information Officer
David A. Holmes	50	Chief Business Officer
Eric Glaenzer	57	Chief Technology Officer

For biographical information regarding Kevin Mills and Lynn Zhao, please see "Proposal One - Election of Directors" above.

Leonard L. Ott currently serves as Executive Vice President and Chief Information Officer. He was promoted in January 2019 to Executive Vice President and Chief Technical Officer, overseeing technical marketing. Previously, he served as the Company's Vice President and Chief Technical Officer since October 2000 and Vice President of Engineering and Chief Technical Officer from October 2013 to January 2019. Mr. Ott first worked with the Company as an engineering consultant from November 1993 to March 1994 before officially joining in March 1994, where he held progressively senior engineering roles. Mr. Ott holds a B.A. degree in Computer Science from the University of California at Berkeley.

David A. Holmes was hired in May 2021 as Chief Business Officer. Mr. Holmes has over 20 years of professional experience in the Near-Field Communications (NFC) and mobile payments industry. He has worked with NXP and Identive, and his most recent experience was with UL’s Cybersecurity division, where he was responsible for their Global Strategic Accounts. Mr. Holmes holds an MBA from Portland State University and a BS in Industrial Engineering from the University of Nebraska.

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Eric Glaenzer was appointed Chief Technology Officer on August 9, 2024. He has been with the company since February 2005, starting as Director of Software before advancing to Vice President and Chief Software Architect in January 2019. Prior to these roles, he served as the company’s Bluetooth Group Manager from 2003 to 2005. Mr. Glaenzer began his career in 1991 as a Project Leader at SAFRAN, where he oversaw secure identification systems for the French Army. He holds an MBA from HEC Paris and a Bachelor of Science in Engineering from EPITA in France.

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DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

The following tables set forth the annual compensation paid to or accrued by the Company on behalf of the non-employee directors of the Company for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($) (1)	Restricted Stock Awards ($)(2)(3)	Options Awards ($)(2)(4)(5)	Total ($)
Charlie Bass	$40,000	$21,450	$110,465	$171,915

Bill Parnell	$40,000	$14,300	$35,977	$90,277

Ivan Lazarev	$32,000	$12,870	$10,949	$55,819

Alexis Hartmann	$8,000	$5,171	-	$12,171

(1)	Directors are paid a fee for preparation and attendance at regularly scheduled board meetings at the rate of $8,000 per meeting. Committee chairpersons receive an additional $2,000 per regular meeting to recognize the additional responsibilities and workload for the committee leadership positions.
(2)	Reflects the aggregate grant date fair value of the shares in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 25, 2025. These amounts do not correspond to the actual value that may be realized by the directors.
(3)	On May 15, 2024, Dr. Bass was granted 15,000 restricted stock awards, Mr. Parnell received 10,000, and Mr. Lazarev received 9,000. Upon his appointment on August 22, 2024, Mr. Hartmann was granted 5,250 restricted stock awards.
(4)	On June 25, 2024, following shareholder approval at the 2024 Annual Meeting, the Company cancelled outstanding stock options previously granted to non-employee directors and issued replacement options with updated terms, including a lower exercise price. The number of shares subject to the cancelled and replacement options were: 93,000 for Charlie Bass, 46,000 for Bill Parnell, and 14,000 for Ivan Lazarev. The replacement options had a lower grant-date fair value than the cancelled awards. As a result, no incremental compensation expense was recorded under FASB ASC Topic 718.
(5)	On June 26, 2025, Dr. Bass was granted stock options for 50,000 shares.
(6)	The following table presents the aggregate number of shares underlying outstanding stock options held by each of our non-employee directors as of December 31, 2024.
Name	Aggregate Number of Shares Underlying Outstanding Options
Charlie Bass	143,000
Bill Parnell	46,000
Ivan Lazarev	21,000

Non-employee directors are entitled to participate in the Company's 2004 Equity Incentive Plan. Grants of options or restricted awards to directors for Board and Committee service are made annually, commencing at the start of the Board term. The grants for the year 2024 were determined as follows: each non-employee director received restricted stocks of 5,000 shares for participation in Board meetings. Additionally, the Director serving as the Board chairperson received an extra 5,000 shares. Directors serving as chairpersons of the Audit and Compensation Committees each received an additional 3,000 shares, while non-chair members of these Committees received an extra 2,000 shares. As a result, in 2024, the group of three outside directors collectively received restricted stock awards totaling 39,250 shares as of August 22, 2024. The restricted stock awards vest immediately on the grant date. See also Proposal One – Compensation of Directors.

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COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. Short-term executive compensation consists of base salary and variable incentive salary awards that are performance-based. Long-term executive compensation consists of stock options and restricted stock grants that vest over time and gain in value as common stock values increase. The Committee strives to ensure that the Company's executive compensation programs enable the Company to attract, retain, motivate and reward key people based on a pay-for-performance approach, targeted between median and 75th percentile for equivalent positions in similar-sized companies and geographic regions in similar fields of business but maybe set to higher or lower levels to recognize a particular executive’s role, responsibilities, skills, experience and performance . Within this framework, actual compensation can vary depending on each executive officer’s position, responsibilities, and overall experience. Overall, the Company strives to provide a total compensation package that is fair, reasonable, and competitive with prevailing practices in the Company's industry.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company's compensation policies, plans, and programs are intended to achieve the following objectives:

•	attract, retain, motivate, and reward talented executive officers and employees;
•	provide executive officers with performance-based cash bonus opportunities linked to achievement of financial objectives of revenue attainment and operating profitability; and
•	align the financial interests of executive officers, directors, and employees with those of stockholders by providing each through the stock option program with an equity stake in the Company.

The Company's approach to executive compensation is to set base compensation levels between median and the 75th percentile for equivalent positions in similar-sized companies and geographic regions in similar fields of business, and reflecting the experience and performance of each individual. Compensation may be set to higher or lower levels to recognize a particular employee's role, responsibilities, skills, experience, and performance. Variable compensation targets are tied to financial and individual performance so as to motivate and reward the positive performance of executive officers in driving the Company to achieve key financial objectives including revenue attainment and profitability leading to increases in stockholder value. Long-term equity incentive awards are offered through its equity incentive program with annual grants to all executives commensurate with each executive’s level of responsibility, experience, and performance, while maintaining acceptable levels of dilution.

ELEMENTS OF EXECUTIVE COMPENSATION

The three major components of compensation for the Company's executive officers are:

(i)	base salaries;
(ii)	variable performance-based cash incentive awards; and
(iii)	long-term, equity-based incentive awards.

The base salaries and variable performance-based incentive award components of the Company's compensation program are compared to equivalent positions in similar-sized companies and geographic regions in similar fields of business reflected in regional compensation surveys. Compensation surveys are used to benchmark the Company's executive and employee salaries, as it is a broad-based compensation survey with an emphasis on smaller companies in the electronics industry and provides information on base salary and variable incentive awards based on the size of companies operating within the Company’s geographic region. Offering competitive salary packages to employees is an essential element of attracting and retaining key employees in the San Francisco Bay Area including Silicon Valley, which has many electronics firms that compete for talent and offer a variety of employment alternatives.

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Base Salaries. The Compensation Committee establishes a competitive base salary for each executive officer designed to recognize the skills and experience the individual brings to the Company and the performance contributions he or she makes. Base salaries for executives are generally targeted between median compensation levels and the 75th percentile for equivalent positions in similar-sized companies and geographic regions in similar fields of business but maybe set to higher or lower levels to recognize a particular executive’s role, responsibilities, skills, experience and performance.

The Compensation Committee determines both the amount and timing of base salary increases for executive officers. Factors affecting the level of base salary increases each year include the overall financial performance of the Company, changes in the base salary compensation levels for equivalent positions in similar-sized companies and geographic regions in similar fields of business reflected in regional compensation surveys, and the individual performance of each executive.

Variable Performance-Based Incentive Awards

Variable performance-based incentive compensation targets are set each year for named executive officers. Target awards for named executive officers are intended to motivate and reward executives to meet or exceed financial performance goals of revenue attainment and operating profitability measured annually based on individual performance goals, actual financial results for revenue and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), a common measure of operating performance, compared to an annual financial plan approved by the Board of Directors. Awards may only be paid for a portion of EBITDA profits earned in the measurement period. Actual variable compensation payments as a percentage of variable compensation targets for the past three years are shown in the following table for the Named Executive Officers.

Variable Performance-Based Incentive Awards as a percentage of Incentive targets:

Named Executive Officer	Position(s)	2024	2023	2022
Kevin Mills (1)	President and Chief Executive Officer and Director	10%	0%	41.6%
Lynn Zhao (2)	Chief Financial Officer, Secretary and Director	10%	0%	41.6%
Leonard L. Ott (3)	Chief Information Officer	10%	0%	41.6%
David A. Holmes (4)	Chief Business Officer	10%	0%	41.6%
Eric Glaenzer (5)	Chief Technology Officer	10%	NA	NA

(1)	The variable financial incentive compensation target for Mr. Mills was set at $156,000 for 2024, $150,000 for 2023 and $120,000 for 2022.
(2)	The variable financial incentive compensation target for Ms. Zhao was set at $80,000 for 2024 and 2023, and $48,000 for 2022.
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(3)	The variable financial incentive compensation target for Mr. Ott was set at $80,000 for 2024 and 2023, and $55,000 for 2022.
(4)	The variable financial incentive compensation target for Mr. Holmes was set at $125,213 for 2024, $100,000 for 2023, and $60,000 for 2022.
(5)	The variable financial incentive compensation target for Mr. Glaenzer was set at $66,000 for 2024.

Long-Term Equity-Based Incentive Awards

Long-Term Equity-Based Incentive Awards are provided through the stockholder-approved 2004 Equity Incentive Plan, as amended. Although the Equity Incentive Plan provides for a variety of equity incentive awards, to date through 2024 the Compensation Committee has awarded stock options and restricted stock awards from the Equity Incentive Plan. The goal of the Company's long-term, equity-based incentive awards is to align the financial interests of the executive officers and employees of the Company with those of stockholders and to provide each executive officer and employee with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. All equity incentives are subject to vesting provisions to encourage executive officers and employees to remain employed with the Company. The Compensation Committee determines the size of each award based on the individual’s level of responsibility, recent performance, his or her potential for future responsibility and promotion, the number of unvested options and restricted stocks held by the individual at the time of the new grant, and the size of the available stock award pool to arrive at a level that the Committee considers appropriate to create a meaningful opportunity for equity participation by the individual.

As of December 31, 2024, there were 417,099 shares available for grant under the 2004 Equity Incentive Plan. In addition, the 2004 Equity Incentive Plan provides for an automatic increase each January 1st equal to the lesser of (a) 400,000 shares, (b) 4% of the outstanding shares on that date, or (c) a lesser amount as determined by the Board of Directors. The increase in shares available for grants on January 1, 2025 was 304,225 shares. Equity awards are granted to executive officers, employees, and consultants at the discretion of the Company with the approval of the Compensation Committee. The Company, in consultation with the Compensation Committee and the full Board of Directors, grants equities annually to directors for service on the Board of Directors.

The Company prepares an annual allocation plan dividing the available stock in the grant pool among refresher grants, new employee grants, director grants and reserves for approval by the Compensation Committee. The timing, award criteria and award procedures are discussed more fully under Equity Incentive Grant Policies in the next section. New employee grants are typically made on the first trading day of the month following the date of hire. Refresher grants are made annually, typically during the first quarter of the year. Stock option grants typically vest monthly over 48 months, contingent upon continued employment with the Company. All stock options expire ten years after the date of the grant. Fully vested grants, or grants vesting over a shorter or longer-term than four years, may be awarded at the discretion of the Compensation Committee. Restricted stocks typically vest on the schedule of 15% after year one, 20% after year two, 25% after year three, and 40% after year four, subject to continued employment with the Company. Stock options provide a return only if the individual remains with the Company and only if the market price of the Company’s Common Stock appreciates during the option term. Restricted stocks provide the entire value of each vested share.

The Company believes that stock options and restricted stock grants are effective in attracting and retaining key employees, and the Company provides initial grants to all new employees and annual refresher grants to all continuing employees with a weighting reflecting the level of responsibility and performance of the employee. Many of the senior executives and employees have been employed by the Company for more than ten years and have amassed a number of stock option grants (stock options expire 10 years, or 5 years for optionees who own 10% or more of the voting power of all classes of the Company’s outstanding capital stock, after the date of grant) and restricted stock awards with the potential for substantial cumulative compensation if stock prices increase, thus aligning their interests with those of stockholders. The Company believes stock options and restricted stocks are effective long-term incentives because of the expectations of the management team and employees that the Company’s products and the markets they address provide opportunities for growth that may result in share price appreciation.

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Other Compensation

Executive officers are entitled to participate in the same health and benefit programs and 401(k) program as are available to all employees of the Company and do not receive any perquisites from the Company.

EQUITY INCENTIVE GRANT POLICIES

General option and restricted stock grant practices. All stock option and restricted stock grants are awarded by the Company upon approval of the Compensation Committee. The actions of the Compensation Committee are documented in minutes that are retained in the minute book of the Company.

Initial restricted stock grants. The Company seeks the Compensation Committee’s approval to award initial restricted stocks to new employees of the Company typically on the first trading day of the month following the individual’s commencement of the employment. The size of the grant is based on the responsibilities of the employee and as agreed in the employee’s employment offer. Grant proposals for executive officers are approved by the Compensation Committee in advance of employment offers being made. Grants to rank-and-file employees are made within general guidelines reviewed and approved by the Compensation Committee, and the actual grant requires the approval of the Compensation Committee at the time of grant. Initial restricted stock grants generally vest on the schedule of 15% after year 1, 20% after year 2, 25% after year 3, and 40% after year 4, subject to continued employment with the Company. In 2024, 24,000 restricted stocks were awarded to 2 new employees representing 4.7% of awards granted during the year.

Initial stock option grants. The company seeks the Compensation Committee’s approval to award initial stock option grants, if any, to new employees of the Company, typically on the first trading day of the month following the individual’s commencement of employment. The size of the grant is based on the responsibilities of the employee and as agreed in the employee’s employment offer. Grant proposals for executive officers are approved by the Compensation Committee in advance of employment offers being made. Grants to rank-and-file employees are made within general guidelines reviewed and approved by the Compensation Committee, and the actual grant requires the approval of the Compensation Committee at the time of grant. Initial stock option grants generally vest 25% on the one-year anniversary of employment and 1/48th per month thereafter for a total vesting period of 48 months. The delay in initial vesting for the first twelve months of employment provides an incentive for employee retention and ensures that the employee is familiar with the Company and its goals and objectives prior to options vesting. In 2024, a board director and a consultant were awarded options to purchase a total of 75,000 shares, replacing their 69,000 expired stock options.

Refresher employee and consultant restricted stock grants. The Company awards refresher restricted stock awards annually and supplemental grants based on the approval of the Compensation Committee, reflecting the responsibilities and performance of each employee and consultant, and their contributions to meet the Company’s goals and objectives. In 2024, the Compensation Committee awarded annual refresher restricted stock awards of 442,750 shares to employees and consultants, representing 87.5% of awards granted during the year.

Performance-based restricted stock grants. Performance-based restricted stock awards vest depending upon the attainment of specified performance goals.

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Director equity incentive grants. A portion of the compensation of the Company’s outside directors is in the form of an annual equity grant. Director grants are granted by the Company on approval of the full Board of Directors following the annual election of directors. Stock options and/or restricted stock awards are awarded equally to all directors for Board service. Additional options and/or restricted stocks are awarded for Board and committee leadership positions and Committee service, as discussed under “Director Compensation”. In 2024, the Company granted an aggregate of 39,250 shares of restricted stock to the four outside directors of the Company, representing 7.8% of awards granted during the year.

ACCOUNTING AND TAX IMPLICATIONS

Accounting for Stock-Based Compensation. On January 1, 2006, the Company adopted the provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly FASB Statement 123(R)) for the fiscal years ended December 31, 2006, and beyond. Under ASC Topic 718, the Company uses a binomial lattice valuation model to estimate the fair value of stock option grants made on or after January 1, 2006. The binomial lattice model incorporates estimates for expected volatility, risk-free interest rates, employee exercise patterns and post-vesting employment termination behavior. These estimates affect the calculation of the fair value of the Company’s stock option grants. The Company adopted the modified prospective recognition method and implemented the provisions of ASC Topic 718 (formerly under FASB Statement 123(R)) beginning with the first quarter of 2006. The stock options and restricted stock grants are valued at the closing market price on the date of the grant.

Income taxes. The Company has not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. Although the 2004 Equity Incentive Plan also allows for the issuance of grants qualifying as “performance-based compensation” under Section 162(m) of the Internal Revenue Code as it was in effect during fiscal 2021, the Company has not adopted a policy that all compensation must be deductible.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The Company’s Chief Executive Officer Kevin Mills is compensated under the same compensation structure applied to all of the Executive Officers of the Company as described under Elements of Executive Compensation, specifically base salary, variable performance-based compensation, and long-term equity incentive awards in the form of stock option grants.

Base Salary: Mr. Mills’ annual base salary was $312,000 effective July 1, 2024. The base salary was set at median levels for CEOs of equivalent positions in similar-sized companies and geographic regions in similar fields of business reflected in regional compensation survey data.

Variable Compensation. Mr. Mills’ variable salary target of $156,000 for 2024 was set at the median levels for CEOs of similar-sized companies and geographic regions in similar fields of business reflected in regional compensation survey data. All variable compensation awards are performance-based. 10% compensation was earned in 2024 for achieving individual goals set at the beginning of the year. See Performance Based Variable Incentive Awards under Elements of Executive Compensation for attainment percentages earned by Mr. Mills over the past three years compared to the other Named Executive Officers of the Company.

Long-term equity incentive awards. Mr. Mills received an annual employee refresher restricted stock award of 30,000 shares vesting on the schedule of 15% after year 1, 20% after year 2, 25% after year 3, and 40% after year 4, subject to continued employment with the Company.

Benefits. Mr. Mills participates in the same benefit programs as all of the employees of the Company. The CEO’s employment is subject to an employment contract which provides for six months of continuation of base salary and medical benefits in the event of involuntary termination of services other than for cause, and payment of his variable salary entitlements had he remained employed during this period in the event of a change in control or involuntary termination. The CEO receives no perquisites.

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PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. We are permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures or included a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K in the table. For further information concerning the company’s compensation philosophy and how the company aligns executive compensation with the company’s performance, refer to “Compensation Discussion and Analysis” above. The table below summarizes compensation values reported in our Summary Compensation Table. Note that compensation for our NEOs other than our chief executive officer (“CEO”) is reported as average.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year (1)	Summary Compensation Table Total for CEO ($)(2)	Compensation Actually Paid to CEO ($)(3)	Average Summary Compensation Total for Non- CEO Named Executive Officers ($)(4)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)(5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (6)	Net Income (Loss)($)
2024	$352,800	$409,677	$275,734	$300,164	$ 32.60	($2,242,350)
2023	$364,000	$275,950	$288,433	$224,312	$ 28.43	($1,919,154)
2022	$529,688	$187,806	$369,338	$161,051	$ 47.30	$ 86,931

(1)	For 2023, 2022 and 2021, Kevin Mills was our CEO and Leonard L. Ott, Lynn Zhao and David A. Holmes were our Non-CEO Named Executive Officers.
(2)	The dollar amounts reported are the amounts of total compensation reported for Mr. Mills for each corresponding year in the “Total” column of the Summary Compensation Table.
(3)

The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Mills, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Mills during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Mills’ total compensation for each year to determine the compensation actually paid:

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Year	Summary Compensation Table (SCT) Total	Stock and Option Awards Granted during Year and included in the SCT	Year-End Fair Value of Stock Awards Granted during Year and Remain Unvested	Change in Fair Value of Equity Awards Unvested at Prior Year End and at Year End	Change in Fair Value of Equity Awards Unvested at Prior Year End that Vested during the Year	Total
2024	$352,800	($29,700)	$34,800	$54,847	($3,070)	$409,677
2023	$364,000	($64,000)	$34,530	($52,348)	($6,231)	$275,950
2022	$529,688	($185,367)	$90,903	($204,650)	($42,768)	$187,806

(4)	The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year.
(5)	For non-CEO named executive officers, the follow amounts were added and deducted to the Summary Compensation Table amount to determine the 'compensation actually paid' as determined in accordance with SEC regulations

Year	Average Reported Summary Compensation Table (SCT) Total	Average Reported Value of Stock and Option Awards Granted during Year and included in the SCT	Average Year-End Fair Value of Stock Awards Granted during Year and Remain Unvested	Average Change in Fair Value of Equity Awards Unvested at Prior Year End and at Year End	Average Change in Fair Value of Equity Awards Unvested at Prior Year End that Vested during the Year	Total
2024	$275,734	($ 22,515)	$24,360	$23,394	($ 809)	$300,164
2023	$288,433	($ 49,667)	$26,797	($39,934)	($ 1,318)	$224,312
2022	$369,338	($122,824)	$60,216	($123,416)	($22,263)	$161,051

(6)	For each of 2024, 2023 and 2022, total shareholder return for the Company was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on December 31, 2021. Because fiscal years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail above in “ELEMENTS OF EXECUTIVE COMPENSATION,” the Company’s executive compensation program reflects a performance-driven compensation philosophy. The Company utilizes revenue and adjusted EBITDA measures to align executive variable compensation with Company performance. Moreover, the Company generally seeks to incentivize long-term performance, and therefore specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year.

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Summary Compensation Table

For the Fiscal Year Ended December 31, 2024

The following table provides fiscal 2024 compensation information and comparable information for the two preceding fiscal years for all executive officers of the Company who were the most highly compensated in the fiscal year 2024 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)(1)	Option & Restricted Stock Awards ($)(2)	Options Awards ($)(3)	Non-Equity Inecntive Plan Compensation($)(4)	Total ($)
Kevin Mills (5)………………..................... President and Chief Executive Officer and Director	2024 2023 2022	$307,500 300,000 294,375	$29,700 64,000 120,900	$122,946 - -	$15,600 - 49,946	$475,746 364,000 465,221
Lynn Zhao (6) ………………………………… Chief Financial Officer, Secretary and Director	2024 2023 2022	$246,000 232,500 218,750	$21,780 48,000 80,600	$38,526 - -	$8,000 - 19,978	$314,306 280,500 319,328
Leonard L. Ott (7) …………………………….. Chief Information Officer	2024 2023 2022	$246,000 232,500 219,750	$21,780 48,000 80,600	$53,926 - -	$8,000 - 22,892	$329,706 280,500 323,242
David A. Holmes (8) ………………………….. Chief Business Officer	2024 2023 2022	$271,625 251,300 233,200	$29,700 53,000 80,600	$78,210 - -	$12,521 - 24,973	$387,106 304,300 338,773
Eric Glaenzer (9) ………………………….. Chief Technology Officer	2024 2023 2022	$214,131 N/A N/A	$16,800 N/A N/A	$2,860 N/A N/A	$6,600 N/A N/A	$240,391 N/A N/A

(1)	Represents base salary as described under Compensation Summary and Analysis — Elements of Executive Compensation.
(2)	Represents Long-Term, Time-Based and Performance-Based Incentive Awards as described under Compensation Summary and Analysis — Elements of Executive Compensation. The amounts shown do not reflect compensation actually received by the executive officer. Instead, the amounts shown are the total grant date valuations of restricted stock grants awarded during the year as determined pursuant to ASC Topic 718. The valuations are expensed for financial reporting purposes over the vesting period of the grant.
(3)	On June 25, 2024, following shareholder approval at the 2024 Annual Meeting, the Company cancelled outstanding stock options previously granted to current employees, executives, directors and consultants, and issued replacement options with updated terms, including a lower exercise price. The number of shares subject to the cancelled and replacement options were: 157,200 for Kevin Mills, 49,260 for Lynn Zhao, 68,950 for Leonard Ott, 100,000 for David Holmes, and 3,657 for Eric Glaenzer. The replacement options had a lower grant-date fair value than the cancelled awards. As a result, no incremental compensation expense was recorded under FASB ASC Topic 718.
(4)	Represents Variable Incentive Awards as described under Compensation Summary and Analysis — Elements of Executive Compensation.
(5)	Mr. Mills’ base salary was increased to $312,000 on July 1, 2024. His previous increase was on April 1, 2022.
(6)	Ms. Zhao’s base salary was increased to $252,000 on July 1, 2024. Her previous increase was on July 1, 2023.
(7)	Mr. Ott’s base salary was increased to $252,000 on July 1, 2024. His previous increase was on July 1, 2023.
(8)	Mr. Holmes’ base salary was increased to $278,250 on July 1, 2024. His previous increase was on July 1, 2023.
(9)	Mr. Glaenzer’s base salary is $220,000, and he was appointed Vice President and Chief Technology Officer on August 9, 2024.

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GRANTS OF PLAN-BASED AWARDS

For the Fiscal Year Ended December 31, 2024

Grant of Restricted Stock Awards

The table below provides information on restricted stock awards granted to the Named Executive Officers during the fiscal year ended December 31, 2024. These awards were granted as described in the Compensation Discussion and Analysis under Elements of Executive Compensation — Long-Term, Equity-Based Incentive Awards and Equity Incentive Grant Policies.

Name	Grant Dates	Number of Shares (#)	Base Price of Stock Awards ($/share)	Grant Date Fair Value of Stock Awards ($)(1)
Kevin Mills	2/1/2024	30,000	$0.99	$29,700

Lynn Zhao	2/1/2024	22,000	$0.99	$21,780

Leonard L. Ott	2/1/2024	22,000	$0.99	$21,780

David A. Holmes	2/1/2024	25,000	$0.99	$24,750

Eric Glaenzer	2/1/2024	15,000	$1.12	$16,800

(1)	The value of restricted stock awards is based on the fair value as of the grant date, determined pursuant to ASC Topic 718 (formerly Statement of Financial Accounting Standards No. 123R). The grant price for restricted stocks granted to the Named Executive Officers is zero. The actual value of the restricted stock to the recipient will depend on the market value of the Company’s Common Stock at such date in the future when the restricted stock vests. See the "Compensation Summary and Analysis — Elements of Executive Compensation — Long-Term, Equity-Based Incentive Awards and — Equity Incentive Grant Policies” for details.

Stock Option Exchange Program

On June 25, 2024, we implemented a stock option exchange program that was approved by our shareholders at the 2024 Annual Meeting. The purpose of the program was to restore retention value to employees, executives, directors, and consultants who held certain “underwater” stock options—options with exercise prices significantly above the current market price—while aligning with shareholder interests and maintaining responsible compensation practices.

Under the program, eligible participants were allowed to exchange outstanding options previously granted under the Company’s equity incentive plans for new options with updated terms, including a lower exercise price equal to the closing market price of our common stock on the grant date. The new options have a new vesting schedule and a full 10-year term from the grant date.

The exchange resulted in the issuance of replacement options covering the same number of shares as the cancelled options for each participant. The replacement options had a lower grant-date fair value than the original awards, as determined under the Black-Scholes valuation model. Accordingly, the exchange did not result in any incremental compensation expense under FASB ASC Topic 718.

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The following table summarizes the number of shares subject to replacement options granted under the program to our named executive officers:

Name	Grant Dates	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Stock Awards ($/share)	Grant Date Fair Value of Option Awards ($)(1)
Kevin Mills	6/25/2024	157,000	$1.12	$122,946

Lynn Zhao	6/25/2024	49,260	$1.12	$38,526

Leonard L. Ott	6/25/2024	68,950	$1.12	$53,926

David A. Holmes	6/25/2024	100,000	$1.12	$78,210

Eric Glaenzer	6/25/2024	3,657	$1.12	$2,860

(1)	The grant date fair value of the options was determined in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model. Assumptions used in the valuation are disclosed in Note 6 to the consolidated financial statements.

(2)	On June 25, 2024, the Company implemented a stock option exchange program approved by shareholders at the 2024 Annual Meeting. Under this program, the Company cancelled previously granted options and issued replacement options to employees, executives, directors, and consultants, including the named individuals. The number of shares reflected represents the replacement options granted on that date.

(3)	The grant date fair value of each replacement option was lower than the fair value of the cancelled option it replaced. Accordingly, the exchange did not result in any incremental compensation expense under FASB ASC Topic 718.

OPTION EXERCISES AND STOCK VESTED

For the Fiscal Year Ended December 31, 2024

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value (Loss) Realized on Exercise ($)(1)
Lynn Zhao	8,000	$640

(1)	The value realized equals the difference between the option exercise price and the fair market value of the Company’s Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

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OUTSTANDING STOCK OPTION AWARDS

At Fiscal 2024 Year-End

The following table sets forth certain information concerning outstanding stock option awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2024.

Name	Option Awards
	Number of Securities Underlying Unexercised Options - Exercisable (#)(1)	Number of Securities Underlying Unexercised Options - Unexercisable (#)(1)(2)	Option Exercise Price ($)(3)	Option Expiration Date(4)
Kevin Mills	19,650	137,550	$1.12	6/25/2034

Leonard L. Ott	20,000	—	$1.90	2/15/2029
	8,619	60,331	$1.12	6/25/2034

Lynn Zhao	18,000	—	$1.90	2/15/2029
	6,158	43,102	$1.12	6/25/2034

David Holmes	12,500	87,500	$1.12	6/25/2034

Eric Glaenzer	7,875	—	$1.90	2/15/2029
	457	3,200	$1.12	6/25/2034

(1)	Options were granted as described under Compensation Summary and Analysis — Elements of Executive Compensation — Long-Term, Equity-Based Incentive Awards and — Equity Incentive Grant Policies. The vesting period and vesting start date were established by the Compensation Committee. Shares unexercisable were not vested on December 31, 2024.
(2)	Grant dates and vesting period information for all grants not fully vested as of December 31, 2024, are as follows:

Grant Date	Expiration Date	Vesting Start Date	Months to fully vest
6/25/2024	6/25/2034	6/25/2024	48

(3)	Exercise prices are set at the closing price of the Company’s Common Stock on the date of grant (fair market value).
(4)	Options expire ten years from the date of grant.

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OUTSTANDING RESTRICTED STOCK AWARDS

At Fiscal 2024 Year-End

The following table sets forth certain information concerning outstanding restricted stock awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2024.

Name		Stock Awards
	Grant Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
Kevin Mills .........................	2/1/2021	10,000(2)	$13,300	-	-
	2/1/2022	11,115(3)	$14,783	-	-
	5/3/2022	-	-	30,000(5)	$39,900
	2/21/2023	25,302(4)	$33,652	-	-
	3/15/2024	30,000(6)	$39,900	-	-

Leonard L. Ott ……………	2/1/2021	7,200(2)	$9,576	-	-
	2/1/2022	7,280(3)	$9,682	-	-
	5/3/2022	-	-	20,000(5)	$26,600
	2/21/2023	18,977(4)	$25,239	-	-
	3/15/2024	22,000(6)	$29,260	-	-

Lynn Zhao………………….	2/1/2021	7,200(2)	$9,576	-	-
	2/1/2022	7,280(3)	$9,682	-	-
	5/3/2022	-	-	20,000(5)	$26,600
	2/21/2023	18,977(4)	$25,239	-	-
	3/15/2024	22,000(6)	$29,260	-	-

David Holmes………………….	2/1/2021	2,800(2)	$3,724	-	-
	2/1/2022	7,280(3)	$9,682	-	-
	5/3/2022	-	-	20,000(5)	$26,600
	2/21/2023	20,953(4)	$27,867	-	-
	3/15/2024	25,000(6)	$33,250	-

Eric Glaenzer………………….	2/1/2021	4,800(2)	$6,384	-	-
	2/1/2022	5,265(3)	$7,002	-	-
	2/1/2023	9,945(4)	$13,227	-	-
	2/1/2024	15,000(6)	$19,950	-	-

(1)	The amount set forth in the “Market Value of Shares or Units of Stock That Have Not Vested” column is based on a Company stock price of $1.33 per share, which was the closing price per share on December 31, 2024.

(2)	The specified restricted stock award vests ratably over 4 years with future vesting dates of February 1, 2025.

(3)	The specified restricted stock award vests ratably over 4 years with future vesting dates of February 1, 2025, and 2026.

(4)	The specified restricted stock award vests ratably over 4 years with future vesting dates of February 1, 2025, 2026 and 2027.

(5)	These Performance RSAs vest depending upon the attainment of specified performance goals. See the "Compensation Summary and Analysis — Elements of Executive Compensation — Long-Term, Equity-Based Incentive Awards and — Equity Incentive Grant Policies” for details.

(6)	The specified restricted stock award vests ratably over 4 years with future vesting dates of February 1, 2025, 2026, 2027 and 2028.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024, about the Common Stock that may be issued under all equity compensation plans of the Company.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	1,130,260	$ 1.93	417,099

(1)	Consists of the 2004 Equity Incentive Plan. Pursuant to an affirmative vote by security holders in June 2004, an annual increase in the number of shares authorized under the 2004 Equity Incentive Plan is added on the first day of each fiscal year equal to the least of (a) 400,000 shares, (b) four percent of the total outstanding shares of the Company’s common stock on that date, or (c) a lesser amount as determined by the Board of Directors. As a result, a total of 304,225 shares became available for grant under the 2004 Equity Incentive Plan on January 1, 2025, in addition to those set forth in the table above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the Compensation Committee’s review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

COMPENSATION COMMITTEE

Bill Parnell, Chairperson

Dated: April 16, 2025

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

POST-EMPLOYMENT AND CHANGE-IN-CONTROL COMPENSATION FOR EXECUTIVES

In February 1998, the Company adopted a bonus plan pursuant to which a bonus pool in the amount of up to 10 percent of any consideration payable by a buyer in any acquisition of the Company is to be allocated to the executive officers and such other employees as the Board of Directors determines in its sole discretion.

On April 1, 2024, the Company extended the expiration of the Employment Agreement (“Agreement”) with Kevin Mills, President, and Chief Executive Officer, to March 31, 2026. The Agreements replaced the one dated October 1, 2020.

On August 9, 2024, the Company extended the Agreement with Leonard L. Ott, Executive Vice President, and Chief Information Officer, to March 31, 2026, Lynn Zhao, Vice President of Finance and Administration, Secretary and Chief Financial Officer and David A. Holmes, Chief Business Officer to March 31, 2028. The Agreement replaced the ones dated January 22, 2021, for Mr. Ott and Ms. Zhao, and May 17, 2021, for Mr. Holmes.

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On August 8, 2024, the Company entered the Agreement with Eric Glaenzer, Chief Technology Officer. The Agreement will expire on June 30, 2028.

Under the terms of the Agreements, the Executive’s employment is at-will and termination of employment of the Executive may occur at any time. The Agreement defines termination arrangements that apply if the Executive is terminated for Cause as defined in the Agreement, is terminated due to death or disability, voluntarily terminates employment, or is otherwise terminated involuntarily. Should the Executive’s employment be terminated other than for Cause, death, disability or voluntary termination, the Executive is entitled under the Agreement to

(i)	Service Benefit: a lump-sum cash severance payment equal to six (6) months of base salary, subject to the Executive’s timely execution and non-revocation of a standard separation agreement and general release of claims in favor of the Company. The required separation agreement includes a general release of known and unknown claims, including those under federal, state, and local law, a waiver pursuant to Section 1542 of the California Civil Code, non-disparagement and confidentiality provisions, and acknowledgments that the severance constitutes consideration beyond amounts otherwise owed. The agreement provides a 21-day review period and a 7-day revocation period as required by applicable law. No severance or additional benefits are payable unless the Executive signs and does not revoke the agreement.
(ii)	COBRA Benefit: Continued health insurance coverage, with the Company covering COBRA premiums for up to 6 months post-termination, or until the employee obtains alternative coverage, whichever comes first.
(iii)	Equipment Benefit: Option to purchase company-issued personal equipment (e.g., laptop, phone) at book value within 30 days of termination, subject to mutual agreement.
(iv)	Extended Stock Option Exercise Rights: Extended window to exercise vested stock options—up to 24 months post-termination or the option's expiration date, whichever is sooner.
(v)	Long-Term Employee Exercise Rights: Employees with 10+ years of continuous service may exercise all vested options until their original expiration dates.
(vi)	Restricted Stock Benefit: A pro rata portion of unvested restricted stock will vest upon termination, based on the number of quarters worked during the vesting year. Remaining unvested shares will be forfeited.

The Agreements also provide for compensation in the event of a Change of Control as defined in the Agreement consisting of an involuntary termination payment as described above and a payment equal to 1% of the consideration payable in connection with a Change of Control provided that the price offered for the Company’s common stock is equal to or greater than $5.00 per share for Messrs. Mills, Ott, and Holmes, as well as Ms. Zhao. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Employment Agreement, a copy of which was filed in Forms 8-K dated April 4, 2024 and August 15, 2024.

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Payments to be made to each of the Named Executive Officers following severance are estimated as follows:

Compensation and Benefits	Voluntary Resignation	For Cause (1)	For Good Reason(2)	Involuntary Without Cause(2)
Kevin Mills
Base Salary (3)	--	--	$156,000	$156,000
Stock Options (4)	--	--	--	--
Healthcare Benefits (5)	--	--	As applicable	As applicable
Other Perquisites (6)	--	--	--	--
Leonard L. Ott
Base Salary (3)	--	--	126,000	126,000
Stock Options (4)	--	--	--	--
Healthcare Benefits (5)	--	--	As applicable	As applicable
Other Perquisites (6)	--	--	--	--
Lynn Zhao
Base Salary (3)	--	--	126,000	126,000
Stock Options (4)	--	--	--	--
Healthcare Benefits (5)	--	--	As applicable	As applicable
Other Perquisites (6)	--	--	--	--
David A. Holmes
Base Salary (3)	--	--	139,125	139,125
Stock Options (4)	--	--	--	--
Healthcare Benefits (5)	--	--	As applicable	As applicable
Other Perquisites (6)	--	--	--	--
Eric Glaenzer
Base Salary (3)	--	--	110,000	110,000
Stock Options (4)	--	--	--	--
Healthcare Benefits (5)	--	--	As applicable	As applicable
Other Perquisites (6)	--	--	--	--

(1)	Cause is defined in each executive’s employment agreement to include: Conduct that, in the Company's good faith belief, is in violation of Company's General Rules of Conduct, Company policies, guidelines, and procedures, Code of Business Conduct and Ethics as detailed in the Employee Handbook and any other unacceptable conduct which the Employee Handbook states may be cause for discharge. For Cause includes, but are not limited to, the occurrence or existence of any of the following with respect to the Executive, as determined by Company: (i) willful and continuing breach by the Executive of his/her duties under this Agreement; (ii) render services of any kind to others for compensation without authorization from Company; (iii) engage in any other business activity that may materially interfere with the performance of his/her duties under the Agreement; (iv) promote, engage or participate in any business that is competitive in any manner whatsoever with the business of the Company; (v) any act of dishonesty, misappropriation, embezzlement, fraud, willful, gross, or misconduct by the Executive involving Company; including without limitation the misappropriation of Company's proprietary information or assets and the participation of activities relating to insider trading; (vi) the conviction or plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; and (vii) conduct by the Executive that in the good faith determination of the Company demonstrated unfitness to serve in an executive capacity of a Managerial Employee including, without limitation, a finding by Company or any regulatory authority that the Executive committed acts of employee harassment, violated Company's policies on ethics or legal compliance, violated a material law or regulation applicable to the business of Company, repeated nonprescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance.

(2)	All reasons for termination except voluntary resignation or termination by the Company for Cause are covered under the terms of the employment agreement as either resignation by the executive for good reason or involuntary termination by the Company without cause. The payment amount is based on a six-month payment period which presumes the Executive has signed a mutual release agreement.
(3)	Except in the case of voluntary resignation or termination for Cause, base salary is continued from the date of termination for two months plus one month for each year of completed service up to a maximum of six months.
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(4)	Except in the cases of voluntary resignation or termination for cause, stock options vested as of the date of termination may be exercised for a period of up to one year based on formulas in the executive’s employment agreement. In the event of a change in control, all options granted and outstanding become vested and fully exercisable. In the event of termination for cause or voluntary resignation, stock options vested as of the date of termination may be exercised for a period of 90 days following the termination date. Executives who voluntarily terminate employment with ten years or more of continuous service may exercise vested shares through the expiration date of each grant.
(5)	Except in the cases of voluntary resignation or termination for cause, if the Executive is entitled to the COBRA Benefit, Company shall pay the Executive’s monthly premium for the continuation of the Executive’s health insurance coverage under the COBRA immediately following the Executive’s termination, until the earlier of (a) six (6) months after the Employment Termination Date; or (b) such time as the Executive becomes eligible for alternative health insurance benefits, including health insurance benefits provided by another employer or the state or federal government of the United States ..
(6)	There are no perquisites in the compensation packages of any of the executive officers.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Pursuant to the Delaware General Corporation Law, the Company has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of directors to the Company or its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. In addition, the Company's bylaws require the Company to indemnify the Company's directors and officers and authorize the Company to indemnify its employees and other agents to the fullest extent permitted by law.

The Company has entered into indemnification agreements with each of its current directors and officers that provide for indemnification and advancement of expenses to the fullest extent permitted by Delaware law, including circumstances in which indemnification or the advancement of expenses is discretionary under Delaware law.

The Company believes that the limitation of liability and indemnification provisions in its Certificate of Incorporation and bylaws and the indemnification agreements with its directors and officers enhance its ability to continue to attract and retain qualified individuals to serve as directors and officers. There is no pending litigation or proceeding involving a director, officer, or employee to which these provisions or agreements would apply.

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CORPORATE GOVERNANCE

The Company and its Board of Directors are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, the Company regularly reviews its corporate governance policies and practices to ensure that its policies are consistent with such standards. The Company closely monitors guidance issued or proposed by the Securities Exchange Commission or the Public Company Accounting Oversight Board, the listing standards of the NASDAQ Market, the provisions of the Sarbanes-Oxley Act, the Dodd-Frank Act and pending legislation. As a result of a review of these matters, as well as the emerging best practices of other companies, the Company has implemented the following:

Executive Compensation Authority; Compensation Committee

•	The Compensation Committee of the Board of Directors approves all compensation plans and amounts for the executive officers of the Company, following consultation with management.
•	The Compensation Committee approves all stock option and restricted stock grants, upon the recommendation of management, except director grants, which are approved by the full Board of Directors.
•	The charter of the Compensation Committee makes explicit:
o	the Committee’s ability to retain independent consultants and experts as it sees fit, at the Company’s expense;
o	the Compensation Committee’s responsibility to review and assess the compensation programs.

Director Independence

•	The Board of Directors has confirmed that a majority of the Company's directors are independent, as defined by current SEC regulations and Nasdaq rules.
•	The Company's independent directors hold formal meetings without the presence of management and are chaired by an independent director.
•	The Audit, Compensation, and Nominating Committees consist solely of independent directors. Each Committee is tasked to establish goals, evaluate performance, review the adequacy of its Charter, and recommend changes to the Board of Directors.

Audit Committee

•	All Audit Committee members possess the required level of financial literacy, as required by SEC regulations.
•	Dr. Bass, a member of the Audit Committee, possesses the qualifications of an “audit committee financial expert,” as required by SEC regulations.
•	The Audit Committee’s charter formalizes and makes explicit the following:
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o	The Audit Committee's ability to retain independent consultants and experts as it sees fit, at the Company’s expense;
o	The Audit Committee's authority to appoint, review and assess the performance of the Company's independent auditors;
o	The Audit Committee's ability to hold regular executive sessions with the Company's independent auditors and with the Company’s Chief Financial Officer, Controller, and other Company officers directly, as it considers appropriate;
o	The requirement that the Audit Committee review and approve in advance non-audit services by the Company's independent auditors, as well as related party transactions;
o	The Audit Committee's duty to maintain a formal complaint monitoring procedure (a “whistleblower” policy) to enable confidential and anonymous reporting to the Audit Committee;
o	The Audit Committee's authority over the independent auditors' rotation policy; and
o	The Audit Committee’s responsibility to oversee the Company’s risk management policies and practices.

Other Governance Matters

•	The Company has a formal Code of Business Conduct and Ethics that applies to all officers, directors, and employees.
•	The Company has a requirement that any waiver or amendment to the Code of Business Conduct and Ethics involving a director or officer be reviewed by the Nominating Committee and disclosed to the Company's stockholders.
•	Each of the Compensation Committee, Audit, and Nominating Committees has a written charter.
•	The Company has an Insider Trading Policy, including control procedures to comply with current SEC regulations and Nasdaq rules.
•	The Company has a policy that the Board of Directors reviews its own performance on an at least annual basis.
•	The Company prohibits loans to its officers and directors.

Board Leadership

The Company is focused on its corporate governance practices and values independent board oversight as an essential component of strong corporate performance to enhance stockholder value. Our commitment to independent oversight is demonstrated by the fact that all of our directors, except for Mr. Mills and Ms. Zhao are independent. In addition, all of the members of our Board’s committees are independent. Our Board of Directors acts independently of management and regularly holds independent director sessions without members of management present. In addition, the Company has a separate position of Chairman of the Board which is held by Dr. Bass, an independent director, who provides additional oversight to the management of the Company. Our Board believes that the current board leadership structure is best for the Company and its stockholders at this time as it allows the recommendations and decisions of the President and Chief Executive Officer, who views such recommendations and decisions from a management perspective, to be reviewed and discussed with the Chairman of the Board, who views such recommendations and decisions from the perspective of an independent director.

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Information Security

Our Board recognizes the risks inherent in today's cybersecurity environment. We are committed to proactively researching, implementing, and updating technology security hardware, software, and strategies as the threat landscape around us evolves, ensuring we offer the best protection for our resources and information from unauthorized access. Our governance strategy for information security has been organized as follows:

•	The Audit Committee oversees our information security program; the Audit Committee receives updates from the CIO as necessary.
•	We use a defense in layers approach to risk identification and mitigation and are supported by third-party monitoring, next-generation hardware, and automated logging analysis. We utilize third parties for penetration testing and log evaluation, which provides 24/7 network monitoring to assist in rapid identification and mitigation of any suspicious network access.
•	We conduct company-wide IT security training, supported by quarterly executed simulated email phishing attacks.
•	We maintain cybersecurity risk insurance covering risks including ransomware, forensic analysis and recovery, and brand protection.

The Company hasn’t experienced a data breach in the last three years.

Risk Management

•	The Company has designated its Chief Financial and Administrative Officer as its Risk Management Officer with responsibility for identifying, assessing, monitoring, and reporting risks that could potentially impact the business.
•	The Company summarizes the primary risks associated with the business in its quarterly and annual reports on Forms 10-Q and 10-K, respectively.
•	The Audit Committee has primary responsibility for Board oversight of risk management. The Audit Committee meets as necessary, and matters involving risk are included in the Audit Committee’s agenda. The Chairman of the Audit Committee who is also Chairman of the Board and the President and Chief Executive Officer conduct calls regularly to review Company operations and such discussions include a review of risk matters as appropriate.

Compensation Risk Considerations

The Company, after reviewing and discussing the compensation programs with the Compensation and Audit Committees of the Board, believes that the programs are balanced and do not motivate or encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount and thus do not encourage risk-taking. While the performance-based awards focus on the achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the Company’s performance-based award programs represent a small percentage of total compensation opportunities and results are closely monitored at both management and board levels. The Company believes that the programs appropriately balance risk and the desire to focus employees on specific short-term goals important to the Company’s success, and that they do not encourage unnecessary or excessive risk-taking.

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Compensation provided to employees in the form of long-term equity awards through stock option grants and restricted stock grants is important to help further align employees’ interests with those of the Company’s stockholders. The Company believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the Company’s stock price, and since awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

More details on the Company's corporate governance initiatives, including copies of its Code of Business Conduct and Ethics and each of the Committee charters can be found in the "Corporate Governance" section of the Company's website at https://www.socketmobile.com/about-us/investor-relations/corporate-governance

Policy for Director Recommendations and Nominations

The Nominating Committee considers candidates for Board membership suggested by Board members, management, and the Company's stockholders. It is the policy of the Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders holding no less than five percent of the total outstanding shares of the Company’s Common Stock who have held such shares continuously for at least 12 months prior to the date of the submission of the recommendation. The Nominating Committee will consider persons recommended by the Company's stockholders in the same manner as nominees recommended by members of the Board of Directors or management.

A stockholder who desires to recommend a candidate for election to the Board of Directors should direct the recommendation in written correspondence by letter to the Company, addressed to:

Chairman of the Nominating Committee

c/o Corporate Secretary

Socket Mobile, Inc.

40675 Encyclopedia Cir.

Fremont, CA 94538

The notice must include:

•	the candidate's name and home and business contact information;
•	detailed biographical data and relevant qualifications;
•	a signed letter from the candidate confirming his or her willingness to serve;
•	information regarding any relationships between the candidate and the Company within the last three years; and
•	evidence of the required ownership of Common Stock by the recommending stockholder(s).

In addition, a stockholder may nominate a person directly for election to the Board of Directors at the annual meeting of the Company's stockholders, provided the stockholder complies with the requirements set forth in the Company's bylaws and the rules and regulations of the Securities and Exchange Commission related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to the Board of Directors at an annual meeting, is described on Page 2 in the section entitled "Deadline for Receipt of Stockholder Proposals to be Included in the Company's Proxy Materials."

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Where the Nominating Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers a number of factors, including the following:

•	The current size and composition of the Board of Directors and the needs of the Board of Directors and its various committees.
•	Such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service, and potential conflicts of interest. The Nominating Committee recognizes that diversity in these areas brings value to the collective impact of the Board on the Company. The Company does not consider or make its recommendations based on race, gender, religion, age, sexual orientation, or other matters the Committee deems not relevant to effective board service.
•	Such other factors as the Nominating Committee may consider appropriate.

The Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board of Directors:

•	The highest personal and professional ethics and values.
•	Proven achievement and competence in the nominee's field, and the ability to exercise sound business judgment.
•	Skills complementary to those of the existing members of the Board of Directors.
•	The ability to assist and support management and make significant contributions to the Company's success.
•	An understanding of the fiduciary responsibilities required of a member of the Board of Directors, and the commitment of time and energy necessary to carry out those responsibilities diligently.

In connection with its evaluation, the Nominating Committee determines whether it will interview potential nominees. After completing the evaluation and interview, the Nominating Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated, and the Board of the Directors determines the nominees after considering the recommendation and report of the Nominating Committee.

The Nominating Committee believes that the current nominees for director all meet the general criteria for board membership as described in this section. In addition, each nominee brings particular strengths to the Board.

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Stockholder Communications to Directors

Stockholders may communicate directly with the members of the Board of Directors by sending an email to proxymaterials@socketmobile.com. The Company's Secretary monitors these communications and ensures that summaries of all received messages are provided to the Board of Directors at its regularly scheduled meetings or directly to the Chairman of the Board if the matter is deemed to be urgent and to require immediate attention of the Board. Where the nature of a communication warrants, Mr. Bass, Chairman of the Board, may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, or the Company's management or independent advisors, as appropriate. Mr. Bass also determines whether any response to a stockholder communication is necessary or warranted and whether further action is required.

Director Independence

In January 2025, the Board of Directors undertook a review of the independence of its directors and considered whether any director had a material relationship with the Company or its management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board of Directors affirmatively determined that all of the directors of the Company, with the exception of Mr. Mills, the Company's President and Chief Executive Officer, and Ms. Zhao, the Company’s Vice President of Finance and Chief Financial Officer, are independent of the Company and its management under the corporate governance standards of the Nasdaq Market.

Code of Business Conduct and Ethics

The Board of Directors has a Code of Business Conduct and Ethics that is applicable to all employees, executive officers, and directors of the Company, including the Company's senior financial and other executive officers. The Code of Business Conduct and Ethics is intended to deter wrongdoing and promote ethical conduct among the Company's directors, executive officers, and employees. The Code of Business Conduct and Ethics is available on the Company's website at https://www.socketmobile.com/about-us/investor-relations/corporate-governance. The Company will also post any amendments to or waivers from the Code of Business Conduct and Ethics on its website. There were no changes to the Code of Business Conduct and Ethics in 2024.

Sustainability

•	We remain committed to minimizing our impact on the environment. Our environmental policies are published on https://www.socketmobile.com/support/recycling-center. We are committed to providing each employee with a safe, welcoming, and inclusive work environment and culture that enables them to contribute fully and develop to their highest potential.
•	We champion employee flexibility. Most of our workforce operates remotely, in response to feedback from employee engagement surveys that highlighted the desire for flexibility of remote work. This feedback, combined with our enhanced IT infrastructure supporting productivity and collaboration, has led to our remote work approach. We remain committed to exploring ways to enhance flexibility while retaining our collaboration culture and meeting our business objectives.

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REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of three of the Company's independent directors. The Audit Committee oversees the Company's financial processes on behalf of the Board of Directors, although management has the primary responsibility for preparing the financial statements and maintaining the Company's financial reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including discussing the quality of the accounting principles, the reasonableness of significant judgments, including the identification and assessment of risks, and the clarity of disclosures in the financial statements. The Audit Committee has a written charter, a copy of which is posted on the Company’s website at https://www.socketmobile.com/about-us/investor-relations/corporate-governance.

The Audit Committee reviewed the 2024 financial statements with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles, as well as their judgment as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also discussed such other matters as the auditors are required to discuss with the Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence.

The Audit Committee also discussed with the Company's independent auditors the overall scope and results of their audit of the financial statements. The Audit Committee met periodically with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held one meeting with the auditors regarding their audit of the Company’s annual financial statements for the year ended December 31, 2024. In addition, a meeting among the members of the Audit Committee, the Company’s auditors, and management was held each quarter during fiscal 2024 to review the Company’s quarterly financial reports prior to their issuance.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has concurred that the Company’s audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024. The Audit Committee also approved the appointment of Sadler, Gibb & Associates, LLC as the Company's independent auditors for the years ended December 31, 2012, through 2024 and has recommended approval of the stockholders for the year ending December 31, 2025.

The foregoing report has been submitted by the undersigned in our capacity as members of the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Charlie Bass

Bill Parnell

Ivan Lazarev

Dated: April 16, 2025

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RELATED PERSON TRANSACTIONS

Since January 1, 2023, we have engaged in the following transactions in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Enrico Mills, the adult son of Kevin Mills, serves as General Manager of Applications. In 2023, he received total cash compensation of $159,000 (consisting of salary), perquisites in the amount of $0, and a grant of 8,700 restricted stock awards with an aggregate grant date fair value of $20,619 that are scheduled to vest in equal annual installments over four years from the grant date, subject to continued service with us. In 2024, he received total cash compensation of $164,631 (consisting of salary), perquisites in the amount of $0, and a grant of 10,000 restricted stock awards with an aggregate grant date fair value of $11,200 that are scheduled to vest in equal annual installments over four years from the grant date, subject to continued service with us. Enrico Mills’ current annual base salary is $166,950.

On May 26, 2023, the Company completed a secured subordinated convertible note financing of $1,600,000. Our Named Executive Officer, Kevin Mills, CEO and a Board director, is among the group of accredited investors who participated in the offering. Mr. Mills purchased a secured subordinated convertible note in the principal amount of $500,000. In addition, Charlie Bass, Chairman of the Company’s Board of Directors and Bill Parnell, the Company’s Board director, were also among the group of accredited investors who participated in the offering. Mr. Bass purchased a subordinated convertible note in the principal amount of $1,000,000 and Mr. Parnell purchased a subordinated convertible note in the principal amount of $100,000.

The secured subordinated convertible notes (the “2023 Note”) have a three-year term and will mature on May 26, 2026. The interest rate on the 2023 Note is 10% per year, payable quarterly in cash. The holder of each 2023 Note may require the Company to repay the principal amount of the 2023 Note plus accrued interest at any time after May 26, 2024. The 2023 Notes are secured by the assets of the Company and are subordinated to the Company’s debts with Western Alliance Bank, its senior lender. The principal amount of each 2023 Note is convertible at any time, at the option of the holder, into shares of the Company’s common stock at a conversion price of $1.34 per share. Failure to pay the principal payment or any interest payment (with 5 days delinquency) when due are events of default under the 2023 Notes.

On June 21, 2023, the Company filed a Registration Statement to provide for resales of 1,194,027 shares of Common Stock issuable upon conversion of the 2023 Notes.

On August 21, 2024, the Company completed a secured subordinated convertible note financing of $1,000,000. Charlie Bass, Chairman of the Company’s Board of Directors and Bill Parnell, the Company’s Board director, were among the group of accredited investors who participated in the offering. Mr. Bass purchased a subordinated convertible note in the principal amount of $525,000 and Mr. Parnell purchased a subordinated convertible note in the principal amount of $100,000.

The secured subordinated convertible notes (the “2024 Note”) have a three-year term and will mature on August 21, 2027. The interest rate on the 2024 Note is 10% per year, payable quarterly in cash. The holder of each 2024 Note may require the Company to repay the principal amount of the 2024 Note plus accrued interest at any time after August 21, 2025. The 2024 Notes are secured by the assets of the Company and are subordinated to the Company’s debts with Western Alliance Bank, its senior lender. The principal amount of each 2024 Note is convertible at any time, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.9515 per share. Failure to pay the principal payment or any interest payment (with 5 days delinquency) when due are events of default under the 2024 Notes.

On November 12, 2024, the Company filed a Registration Statement to provide for resales of 1,050,970 shares of Common Stock issuable upon conversion of the Notes.

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OTHER MATTERS

The Company knows of no other matters to be submitted at the 2025 Annual Meeting of Stockholders. If any other matters properly come before the 2025 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed or otherwise vote your shares via telephone or internet as available.

Dated: April 16, 2025	THE BOARD OF DIRECTORS

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